EXHIBIT 10.1

EXECUTION DRAFT

SHARE PURCHASE AGREEMENT

by and among

HEALTHCARE AI ACQUISITION LLC

the Sponsor

on the one hand as Seller

ATTICUS ALE, LLC

on the other hand as Buyer

and

HEALTHCARE AI ACQUISITION CORP.

Dated: June 8, 2023

This document is intended solely to facilitate discussions among the parties identified herein.  It is not intended to create, and it will not be deemed to create, a legally binding or enforceable offer or agreement of any type or nature prior to the execution and delivery of this document by all of the parties hereto.

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6.3	Public Announcements	22
6.4	SPAC Shareholders Meeting.	22

Article VII Closing Conditions		23
7.1	Conditions to the Obligations of the Parties	23
7.2	Conditions to the Obligations of Buyer.	23
7.3	Conditions to the Obligations of the Seller and the SPAC.	24

Article VIII Miscellaneous		25
8.1	Expenses	25
8.2	Notices	25
8.3	Governing Law	26
8.4	Entire Agreement; No Other Representations	26
8.5	Severability	26
8.6	Amendment	26
8.7	Effect of Waiver or Consent	27
8.8	Parties in Interest; Limitation on Rights of Others	27
8.9	Assignability	27
8.10	Jurisdiction; Court Proceedings; Waiver of Jury Trial	27
8.11	No Other Duties	28
8.12	Reliance on Counsel and Other Advisors	28
8.13	Specific Performance	28
8.14	Release	28
8.15	Counterparts	29
8.16	Further Assurance	30

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Exhibits

EXHIBITS

Exhibit A	Warrant Exchange Agreement
Exhibit B	Joinder Agreement
Exhibit C	Indemnification Agreement
Exhibit D	Power of Attorney of Class B Ordinary Shareholders
Schedule I	List of Resigning Officers and Directors
Schedule II	Seller Expenses
Schedule III	Buyer Expenses

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SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of June 8, 2023 (the “Effective Date”), is made by and between Healthcare AI Acquisition Corp. (the “SPAC” or the “Company”), HEALTHCARE AI ACQUISITION LLC (the “Seller”), which is also the current sponsor of the Company (the “Sponsor”),and ATTICUS ALE, LLC (the “Buyer”).  Each of Buyer, the SPAC and the Seller are referred to herein as a “Party” and together as the “Parties.”

RECITALS

WHEREAS, Seller owns 5,290,600 shares of Class B Ordinary Shares of the SPAC, par value $0.0001 per share (“Founder Shares”), and 11,124,960 warrants to acquire shares of Class A Ordinary Shares of the SPAC, par value $0.0001 per share (the “Class A Shares”), purchased in a private placement contemporaneously with the SPAC’s initial public offering (the “Placement Warrants”);

WHEREAS, Buyer desires to acquire from Seller 3,184,830 of such Founder Shares on the following terms and conditions;

WHEREAS, the Seller desires to sell the Founder Shares to Buyer on the following terms and conditions; and

WHEREAS, as an inducement to enter into this Share Purchase Agreement, the Seller shall enter into a Warrant Exchange Agreement with the SPAC to exchange the Placement Warrants for Class A Shares, a form of which is attached hereto as Exhibit A.

NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I

Definitions and Rules of Construction

1.1 Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means (a) as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) as to any Person that is a natural Person, any such Person’s spouse, parents, children and siblings, whether by blood, adoption or marriage, residing in such Person’s home or any trust or similar entity for the benefit of any of the foregoing Persons.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided, however, that the term “Person” shall exclude an investor in a publicly traded Affiliate.  Except as otherwise provided herein, the Sponsor and each of the Sponsor Subsidiaries shall be deemed for purposes of this Agreement to be an Affiliate of Buyer from and after the Closing.

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“Agreement” means this Share Purchase Agreement, as it may be amended from time to time.

“Ancillary Documents” means the documents, agreements, statements or certificates being executed and delivered in connection with this Agreement and the transactions contemplated hereby.

“Business Combination” means any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses, involving the SPAC.

“Business Day” means any day other than a Saturday, Sunday or day on which banks are closed in New York, New York.  If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

“Buyer” has the meaning set forth in the Preamble.

“Chosen Courts” has the meaning set forth in Section 8.10.

“Closing” has the meaning set forth in Section 2.4(a).

“Closing Date” means the date on which the Closing occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

 “Company Material Adverse Effect” means any event, change, development, effect, condition, circumstance, matter, occurrence, or state of fact that has had or is reasonably expected to have a material adverse effect on (a) the business, operations or financial condition of SPAC, taken as a whole, or (b) the ability of the Seller to perform its obligations under this Agreement or to consummate the Contemplated Transactions; provided, that none of the following events, changes, developments, effects, conditions, circumstances, matters, occurrences or states of facts, whether alone or in combination, shall be taken into account in determining whether there has been or may be a Company Material Adverse Effect: any adverse event, change, development, effect, condition, circumstance, matter, occurrence or state of facts attributable to (i) any general, regional, global or national economic, monetary or financial condition, including changes or developments in prevailing interest rates, credit markets, securities markets, general economic or business conditions or currency exchange rates, or political or regulatory conditions, (ii) operating, business, regulatory or other conditions generally affecting the industry in which SPAC operates, (iii) any change in Law or GAAP, or (iv) the negotiation, execution, delivery, performance or announcement of this Agreement or the Contemplated Transactions (it being understood that the facts and circumstances giving rise or contributing to any such failure may, unless otherwise excluded by another clause in this definition of “Company Material Adverse Effect,” be taken into account in determining whether a “Company Material Adverse Effect” has occurred or could reasonably be expected to occur), so long as in the case of clauses (i), (ii) and (iii), such events, changes, developments, effects, conditions, circumstances, matters, occurrences or state of facts do not materially and adversely affect the SPAC, taken as a whole, in a materially disproportionate manner relative to other participants in the industry in which SPAC, taken as a whole, operate.

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“Company Parties” has the meaning set forth in Section 5.9.

 “Contemplated Transactions” means the transactions contemplated by this Agreement and the Ancillary Documents.

“D&O Indemnity” has the meaning set forth in Section 2.3.

“Effective Date” has the meaning set forth in the Preamble.

 “Founder Shares” has the meaning set forth in the Recitals.

“Fraud” means, as determined by a court of law upon hearing on merits, with respect to any Person, the making of a statement of fact with intent to deceive another Person and requires (a) a false representation of material fact; (b) with knowledge that such representation is false; (c) with an intention to induce the party to whom such representation is made to act or refrain from acting in reliance upon it; (d) causing that party, in justifiable reliance upon such false representation, to take or refrain from taking action; and (e) causing such party to suffer damage by reason of such reliance.

“Fundamental Representations” means and refers to Section 3.1 (Authorization and Enforceability), Section 3.2 (Ownership of Founder Shares), Section 3.3 (Consents and Approvals), Section 4.1 (Organization and Power) and Section 4.2 (Capitalization).

“GAAP” means United States generally accepted accounting principles and practices in effect from time to time consistently applied.

“Governmental Authority” means any nation or government, any supranational, foreign or domestic federal, state, county, municipal or other political instrumentality or subdivision thereof and any supranational, foreign or domestic entity or body exercising executive, legislative, judicial, regulatory, administrative functions of or pertaining to government, including any court.

“Indemnification Agreement” has the meaning of the indemnification agreement in the form of Exhibit C, attached hereto, between the SPAC and each of the resigning officers and directors listed on Schedule I.

“Indemnitee” shall means any Buyer Indemnitees or Seller Indemnitees, as the case may be.

“Indemnitor” means any Person(s) against whom a claim for indemnification is being asserted under any provision of Article VII herein.

“Insiders” has the meaning of those holders of Founder Shares.

“IRS” means the Internal Revenue Service.

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“Joinder Agreement” has the meaning of the agreement to be executed at Closing whereby Buyer shall become a party to the Letter Agreement and the Registration Rights Agreement in the form attached hereto as Exhibit B.

“Laws” means all laws, Orders, statutes, codes, regulations, ordinances, judgments, decrees, rules, or other requirements or pronouncement with similar effect of any Governmental Authority.

“Letter Agreement” has the meaning of the Letter Agreement, dated as of December 14, 2021 among the SPAC and the Insiders in connection with the SPAC’s initial public offering, as amended on June 9, 2023.

“Lien” means any lien, mortgage, deed of trust, security interest, pledge, charge, encumbrance, hypothecation, claim, contractual restriction, easement, right-of-way, option, right of first refusal or first offer, preemptive right, limitation, defects in title, restrictive covenants or other similar restriction or encumbrance.

“Loss” means any direct or indirect liability, claim, loss, damage, suit, obligation, judgment, fine, cost, expense or penalty (including reasonable attorneys’ fees and expenses).

“Orders” means all judgments, orders, rulings, determinations, writs, injunctions, decisions, rulings, decrees, settlement agreements, stipulations, and awards of any Governmental Authority.

“Organizational Documents” means, with respect to any Person (other than an individual), (i) the certificate of formation or incorporation or articles of incorporation, organization or association and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (ii) all bylaws, memoranda of association, regulations, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Party” or “Parties” have the meanings set forth in the Preamble.

 “Permitted Lien” means any (a) Lien in respect of Taxes not yet due and payable or which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, as reflected in the Financial Statements, (b) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business in respect of obligations that are not yet delinquent, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP, (c) in the case of real property, any matters, restrictions, covenants, conditions, limitations, rights, rights of way, encumbrances, encroachments, reservations, easements, agreements and other matters of fact or record which an accurate, recent survey or inspection of the property would reveal and which, individually or in the aggregate, do not materially impair the value or the continued or proposed use and operation of the assets or properties to which they relate, (d) limitations on the rights of the Sponsor under any Contract that are expressly set forth in such Contract, (e) any licenses or grants to use any Sponsor intellectual property, (f) any other Liens that, individually or in the aggregate, do not materially impair the value or the continued or proposed use and operation of the assets or properties to which they relate, and (g) Liens imposed by applicable Law (including but not limited to zoning, entitlement, building and or other land use regulations), which, individually or in the aggregate, do not materially impair the value or the continued or proposed use and operation of the assets or properties to which they relate.

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“Person” means any individual, person, entity, general partnership, limited partnership, limited liability partnership, limited liability company, private limited company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

“Pre-Closing Period” means any Tax period ending on or prior to the Closing Date.

“Placement Warrants” has the meaning set forth in the Recitals.

“POA” has the meaning of the irrevocable power of attorney executed by the holders of Class B Ordinary Shares of the SPAC in the form of the Power of Attorney attached hereto as Exhibit D.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 14, 2021, among the SPAC, the Sponsor and other equityholders named therein.

“Representatives” means, with respect to any Person, its officers, directors, management board members, employees, accountants, consultants, investment bankers, legal counsel, agents, commercial proxies, proxies and other advisors and representatives.

“Required SPAC Shareholder Approvals” means the approval of each of the proposals set out in the definitive proxy statement of the SPAC filed with the SEC on May 30, 2023 by the affirmative vote of the holders of the requisite number of SPAC shares entitled to vote thereon, whether in person or by proxy at the Shareholders Meeting (or any adjournment or postponement thereof), in accordance with the Organizational Documents of the SPAC and applicable Law.

“SEC” has the meaning set forth in Section 6.3(b).

“SEC Reports” means all disclosures publicly filed or furnished by the SPAC on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (or successor thereto) (EDGAR).

“Securities Act” means the Securities Act of 1933, as amended.

“SPAC” has the meaning set forth in the Recitals.

“SPAC Related Party Transaction” has the meaning set forth in Section 4.5.

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 “Tax” or “Taxes” means any (i) foreign, federal, state or local income, gross receipts, occupation, environmental, customs, duties, registration, alternative or add-on minimum, estimated, withholding, payroll, employment, unemployment insurance, social security (or similar), excise, sales, use, value-added, franchise, real property, personal property, business and occupation, capital stock, stamp or documentary, transfer, workman’s compensation or other tax, governmental fee or imposition of any kind whatsoever, including any interest, penalties, additions, assessments or deferred liability with respect thereto, whether disputed or not; (ii) transferee or other secondary liability for the payment of any amount of a type described in clause (i) above; and (iii) liability for the payment of any amount of a type described in clause or clause (ii) above as a result of any contractual or other obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

“Tax Authority” means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission, Governmental Authority, or other authority thereof, or any quasi-governmental body exercising Tax regulatory authority.

“Tax Return” means any report, return, form, estimate, declaration, information return or statement filed or required to be filed in connection with any Taxes, including any schedule or attachment thereto, and including any amendment or supplement thereof.

“Tax Sharing Agreement” means any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar contract or arrangement, whether written or unwritten (including, without limitation, any such agreement, contract or arrangement included in any purchase or sale agreement, merger agreement, joint venture agreement or other document).

“Treasury” has the meaning set forth in Section 5.4.

“Treasury Regulations” means the Treasury regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time.  Any reference herein to a particular provision of the Treasury Regulations means, where appropriate, the corresponding successor provision.

“Warrant Exchange Agreement” has the meaning of the Warrant Exchange Agreement between the Sponsor and the SPAC executed at the Closing whereby the Placement Warrants will be exchanged for Class A Ordinary Shares of the SPAC.

1.2 Rules of Construction.

Unless the context otherwise requires:

(a) a capitalized term has the meaning assigned to it in this Agreement;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) references in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

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(d) references to Articles, Sections, Schedules and Exhibits shall refer to articles, sections, schedules and exhibits of this Agreement, unless otherwise specified;

(e) the headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;

(f) this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(g) all monetary figures shall be in U.S. dollars unless otherwise specified;

(h) references to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified;

(i) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if;” and

(j) the word “or” is not exclusive and the words “will” and “will not” are expressions of command and not merely expressions of future intent or expectation.

ARTICLE II

Purchase and Sale of Founder Shares

2.1 Transfer of Founder Shares.

Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Seller shall sell, assign, transfer, and convey to Buyer, and Buyer shall purchase, acquire, and accept from the Seller, all right, title, and interest in and of 3,184,830 Founder Shares, free and clear of all Liens, other than Liens pursuant to applicable securities Laws and Liens disclosed in the SEC Reports in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged.

2.2 Closing.

(a) Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures, on the Monday, June 12, 2023. The Parties intend that the Closing shall be effected, to the extent practicable, by conference call, the electronic delivery of documents and the prior physical exchange of certificates and certain other documents and instruments to be held in escrow by outside counsel to the recipient party pending authorization by the delivering party (or their outside counsel) of their release at the Closing.

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(b) Closing Deliverables of Seller and the SPAC.

The Seller and the SPAC shall deliver or cause to be delivered to Buyer at the Closing:

(i) Book entry interests evidencing the Seller’s ownership of the Founder Shares set forth in Section 2.1, free and clear of all Liens, other than Permitted Liens, in a form and substance satisfactory to Buyer and an instruction from the Seller to the SPAC to cause the book entry interests evidencing the Founder Shares being sold under this Agreement to be transferred to Buyer;

(ii) Written resignations of the officers and directors of the SPAC as identified on Schedule I attached hereto;

(iii) Executed Indemnification Agreements by the officers and directors of the SPAC as identified on Schedule I attached hereto;

(iv) Executed POAs from all the holders of Class B Ordinary Shares;

(v) The Warrant Exchange Agreement in the form attached hereto as Exhibit A, duly executed by the Sponsor and the SPAC; and

(vi) Waivers from the underwriters of the SPAC’s initial public offering waiving their right to receive the deferred underwriting fee in its entirety pursuant to the Underwriting Agreement dated December 14, 2021.

(c) Closing Deliverables of Buyer.

The Buyer shall deliver or cause to be delivered to Seller at the Closing:

(i) An executed Joinder Agreement to become a party to the Letter Agreement and the Registration Rights Agreement;

(ii) Executed Indemnification Agreement; and

(iii) evidence of the transfer of $50,000 into the Trust Account of the SPAC.

(d) At the Closing, SPAC shall have paid all outstanding invoices of the SPAC incurred prior to the Effective Date, which are included on Schedule II attached hereto, or such invoices have otherwise been waived.

(e) At the Closing, SPAC shall deliver to each of the resigning officers and directors listed on Schedule I an Indemnification Agreement.

(f) At the Closing, Buyer shall be responsible for outstanding invoices of the SPAC incurred prior to the Effective Date, which are included on Schedule III attached hereto and shall be responsible for all invoices incurred following the Effective Date.

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ARTICLE III

Representations and Warranties of the Seller

The Seller hereby represents and warrants to Buyer that the following statements are true and correct as of the date hereof (except for such representations and warranties made only as of a specific date) and at the Closing:

3.1 Authorization and Enforceability.

Seller has the requisite power and authority to execute and deliver this Agreement and the Ancillary Documents to which such Seller is (or will be) a party and to perform such Seller’s obligations thereunder. The execution and delivery of this Agreement and the Ancillary Documents to which Seller is a party and the performance by Seller of the Contemplated Transactions that are required to be performed by Seller has been duly authorized by Seller, and no other corporate proceedings on the part of Seller are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents to which Seller is a party or the consummation of the Contemplated Transactions that are required to be performed by Seller. This Agreement and each of the Ancillary Documents to be executed and delivered at the Closing by Seller will be, at the Closing, duly authorized, executed and delivered by Seller and assuming that this Agreement is a valid and legally binding obligation of the other parties hereto or thereto, constitutes, or as of such Closing Date will constitute, a valid and legally binding agreement of Seller, enforceable against Seller, in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights.

3.2 Ownership of the Founder Shares.

Seller is the legal, record and beneficial owner and holder of the quantity of the Founder Shares and has good and marketable title to such Founder Shares, free and clear of any and all Liens, other than Liens pursuant to applicable securities Laws and Permitted Liens.  The Seller is not a party to any option, warrant, equity right, purchase right or other contract or commitment that would require Seller to offer, sell, transfer or otherwise offer or dispose of the Founder Shares, other than this Agreement.  Upon the consummation of the Contemplated Transactions and in accordance with the terms hereof, at the Closing, Buyer (1) will acquire good and valid title to the Founder Shares, free and clear of all Liens, other than Liens created by Buyer and Permitted Liens, and (2) Seller shall have entered into the Warrant Exchange Agreement whereby Seller agrees to relinquish Seller’s rights to the Placement Warrants in exchange for Class A Ordinary Shares when and as provided therein.

3.3 Consents and Approvals.

The execution and delivery by Seller of this Agreement and the Ancillary Documents to which Seller is a party, the consummation of the Contemplated Transactions by Seller and compliance with the terms of this Agreement and the Ancillary Documents to which Seller is a party do not (i) conflict with or violate any provision of the Organizational Documents of Seller or the SPAC, (ii) conflict with, violate, result in any breach of, constitute a default under (or an event that with notice or passage of time or both would constitute a breach or default), give rise to a right of acceleration, termination or cancellation of, or result in the creation of any obligation under or loss of any benefit of, or require any notice to or consent, approval or other action by any Governmental Authority or other third party under any Law, Order, contract or other agreement applicable to either Seller or the SPAC, or (iii) result in the creation of any Lien on any of the Founder Shares other than Permitted Liens, except in the case of any of clause (ii) or (iii) above, as would not have a Company Material Adverse Effect or materially delay or materially impair the consummation of the Contemplated Transactions.

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ARTICLE IV

Representations and Warranties with respect to the SPAC

The SPAC hereby represents and warrants to Buyer that the following statements are true and correct as of the date hereof (except for such representations and warranties made only as of a specific date) and the Closing:

4.1 Organization and Power.

The SPAC is duly organized, validly existing and in good standing in its jurisdiction of organization. The SPAC is not in violation of any of the provisions of its Organizational Documents.

4.2 Capitalization.

All outstanding Founder Shares are duly authorized, fully paid, validly issued, non-assessable, have not been or were not issued in violation of any preemptive or similar rights and were issued in compliance with applicable securities Laws or exemptions therefrom.

Other than as disclosed in the SEC Reports or as required by any loan obligations between the Sponsor and the SPAC, there are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any equity interests in the SPAC.

4.3 SEC Filings.

The SPAC has filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC by Law since its IPO (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “SEC Reports”). Each of the SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects with the applicable requirements of Law (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the SEC Reports. As of their respective dates of filing, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SEC Reports.

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4.4 Trust Account.

(a) As of the date of this Agreement, SPAC has an amount in cash in the Trust Account established at the time of the SPAC’s initial public offering for the benefit of the holders of the Class A Shares (the “Trust Account”) of at least $226,900,000. The funds held in the Trust Account are (i) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations and (ii) held in trust pursuant to that certain Investment Management Trust Agreement, dated as of December 14, 2021 (the “Trust Agreement”), by and between SPAC and Continental Stock Transfer and Trust, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect or that would entitle any Person to any portion of the funds in the Trust Account (other than (x) in respect of deferred underwriting commissions or Taxes, (y) the SPAC stockholders who shall have elected to redeem their shares pursuant to the Governing Documents of SPAC or (z) with respect to interest earned on the proceeds in the Trust Account (i) to pay income taxes from any interest income earned in the Trust Account and (2) up to $100,000 of interest on such proceeds to pay dissolution expenses if SPAC fails to complete a Business Combination within the allotted time period set forth in the Governing Documents of SPAC and liquidates the Trust Account. Prior to the closing of a Business Combination, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of SPAC and the Trust Agreement. SPAC has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no claims or Proceedings pending with respect to the Trust Account. Since May 19, 2023, SPAC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement).

(b) Assuming the accuracy of the representations and warranties of contained herein and the compliance with the obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the closing of the Business Combination (after disbursements in respect of Taxes, and to the SPAC stockholders who shall have elected to redeem their shares pursuant to the Governing Documents of SPAC, not including deferred underwriting commissions, which will have been waived).

4.5 Transactions with Affiliates. The SEC Reports include all contracts between (a) SPAC, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including Sponsor), warrant holder or Affiliate of either SPAC or any member of the Sponsor, on the other hand (each Person identified in this clause (b), a “SPAC Related Party”). Except as provided in the SEC Reports, no SPAC Related Party owes any material amount to, or is owed material any amount by, SPAC. All contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.5 are referred to herein as “SPAC Related Party Transactions”.

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4.6 Litigation. There is (and since its incorporation, there has been) no proceeding pending or, to the knowledge of SPAC, threatened, against or affecting SPAC or its assets, including any condemnation or similar Proceedings that, if adversely decided or resolved, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither SPAC nor any of its properties or assets is subject to any order from any Governmental Authority. As of the date of this Agreement, there are no material proceedings by SPAC pending against any other Person. There is no unsatisfied judgment or any open injunction binding upon SPAC that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

4.7 Compliance with Applicable Law. SPAC is (and since its incorporation, has been) in compliance with all applicable Laws, except as would not have a Company Material Adverse Effect. SPAC has not received any written notice from any Governmental Authority of a violation of any applicable Law by SPAC at any time since its formation, which violation would reasonably be expected to have a material adverse effect on the ability of SPAC to enter into, perform its obligations under any Business Combination.

4.8 Business Activities.

(a) Since its IPO, SPAC has held all IPO proceeds in the Trust Account (other than any amounts permitted to be disbursed under the terms of the Trust Agreement and as described in the SPAC Prospectus). Except as set forth in SPAC’s Governing Documents, to the knowledge of SPAC there is no contract binding upon SPAC or to which SPAC is a party that has or would reasonably be expected to have a material adverse effect on SPAC’s ability to complete a Business Combination.

(b) SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity, and (ii) other than this Agreement and the Transactions, SPAC has no interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any contract or transaction that is, or could reasonably be interpreted as constituting, a Business Combination.

4.9 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its IPO, and except as has been disclosed in the SEC Reports (i) SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of the SPAC financial statements for external purposes in accordance with GAAP and (ii) SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and principal financial officer by others within SPAC. To the knowledge of SPAC, such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in the SPAC financial statements included in SPAC’s periodic reports required under the Exchange Act.

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(b) SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC.

(c) Since its IPO, SPAC has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The issued and outstanding SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. The issued and outstanding SPAC Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. The issued and outstanding SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister the SPAC Units, SPAC Shares or SPAC Warrants or prohibit or terminate the listing of the SPAC Units, SPAC Shares or SPAC Warrants on Nasdaq. Neither SPAC nor any of its Affiliates has taken any action that is designed to terminate the registration of the SPAC Units, SPAC Shares or SPAC Warrants under the Exchange Act except as contemplated by this Agreement.

(d) SPAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for SPAC’s assets. SPAC maintains and, for all periods covered by the SPAC financial statements, has maintained books and records of SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of SPAC in all material respects.

(e) Since its incorporation, SPAC has not received any written complaint, allegation, assertion or claim that there is (i) other than as disclosed in in the SEC Reports a “significant deficiency” in the internal controls over financial reporting of SPAC, (ii) other than as disclosed in in the SEC Reports a “material weakness” in the internal controls over financial reporting of SPAC or (iii) fraud, whether or not material, that involves management or other employees of SPAC who have a significant role in the internal controls over financial reporting of SPAC.

(f) To the knowledge of SPAC, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

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4.10 No Undisclosed Liabilities. Except for the Liabilities (a) that are incurred in connection with or incident or related to SPAC’s incorporation or continuing corporate existence, which are immaterial in nature, (b) that are incurred in connection with activities that are administrative or ministerial, in each case, which are immaterial in nature, (c) set forth or disclosed in the SPAC financial statements included in the SEC Reports, (d) set forth or disclosed on Schedule II or Schedule III, or (e) set forth or disclosed in the Disclosure Schedules delivered herewith, SPAC has no Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

4.11 Tax Matters.1

(a) Except as set forth in Section 4.11(a) of the Disclosure Schedule, SPAC has timely filed, or caused to be timely filed, all income and other material Tax Returns required to be filed by it (taking into account all available extensions) and such Tax Returns true, accurate, correct and complete in all material respects. SPAC has timely paid, or caused to be paid, all material Taxes required to be paid, other than such Taxes for which adequate reserves have been established.

(b) SPAC has complied in all material respects with all applicable Tax Laws relating to withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by applicable Tax Laws to be withheld by SPAC have been withheld and timely paid over to the appropriate governmental entity.

(c) To the knowledge of SPAC, there are no material claims, assessments, audits, examinations, investigations or other similar actions pending or in progress against SPAC, in respect of any material Tax, and SPAC has not been notified in writing of any material proposed Tax claims or assessments against SPAC (other than, in each case, claims or assessments for which adequate reserves have been established).

(d) There are no material Liens with respect to any Taxes upon any of SPAC’s assets, other than Permitted Liens. SPAC has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by SPAC for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due in any Tax Return.

(e) SPAC has no Liability for the Taxes of another Person pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law) or as a transferee or successor or by contract, indemnity or otherwise. SPAC is not a party to or bound by any Tax indemnity agreement, Tax Sharing Agreement, Tax allocation agreement or similar agreement, arrangement or practice with respect to Taxes (including closing agreement or other agreement relating to Taxes with any governmental entity) (other than any customary commercial contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).

1 Note to Loeb: Subject to K&E tax review.

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(f) SPAC is not and has never been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes.

(g) SPAC has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any similar provision of state, local or non-U.S. Tax Law.

(h) During the two (2)-year period ending on the date of this Agreement, SPAC was not a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i) SPAC is Tax resident only in its jurisdiction of incorporation.

(j) SPAC is not and has not been during the last five (5) years a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

4.12 Material Contracts; No Defaults.

(a) SPAC has filed as an exhibit to the SEC Reports all “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements, this Agreement and the Ancillary Documents) to which, as of the date of this Agreement, SPAC is a party or by which any of its respective assets are bound.

(b) The SEC Reports contain true, correct and complete copies of the applicable SPAC’s financial statements for the periods covered therein. The SPAC financial statements (i) fairly present in all material respects the financial position of SPAC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited SPAC financial statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(c) Each contract of a type required to be filed as an exhibit to the SEC Reports, whether or not filed, was entered into at arm’s length. Such contracts (i) are in full force and effect and represent the legal, valid and binding obligations of SPAC, and the other parties thereto, and are enforceable by SPAC to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a Proceeding in equity or at law), (ii) SPAC and the counterparties thereto, are not in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such contract, (iii) SPAC has not received any written or oral claim or notice of material breach of or material default under any such contract, (iv) no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such contract by SPAC or any other party thereto (in each case, with or without notice or lapse of time or both) and (v) SPAC has not received written notice from any other party to any such contract that such party intends to terminate or not renew any such contract.

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4.13 Absence of Changes. Since the date of SPAC’s incorporation, (a) no Company Material Adverse Effect has occurred and (b) except for actions expressly contemplated by this Agreement or any Ancillary Document or taken in connection with the Transactions, (i) SPAC has conducted its business in the ordinary course in all material respects and (ii) SPAC has not taken any action that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

ARTICLE V

Representations and Warranties of Buyer

Buyer hereby represents and warrants to the Seller as follows on the date hereof and at the Closing:

5.1 Organization and Power.

Buyer is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and the Ancillary Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Contemplated Transactions.

5.2 Authorization and Enforceability.

The execution and delivery of this Agreement and the Ancillary Documents to which Buyer is a party and the performance by Buyer of the Contemplated Transactions have been duly authorized by Buyer, and no other corporate proceedings on the part of Buyer (including, without limitation, any stockholder vote or approval) are necessary to authorize the execution, delivery and performance of this Agreement and the Ancillary Documents to which Buyer is a party or the consummation of the Contemplated Transactions. This Agreement is, and each of the Ancillary Documents to be executed and delivered at each Closing by Buyer will be at each Closing, duly authorized, executed and delivered by Buyer, and constitute, or as of the Closing Date will constitute, valid and legally binding agreements of Buyer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.3 No Violation.

The execution and delivery by Buyer of this Agreement and the Ancillary Documents to which Buyer is a party, consummation of the Contemplated Transactions and compliance with the terms of this Agreement and the Ancillary Documents to which Buyer is a party will not (a) conflict with or violate any provision of the Organizational Documents of Buyer, or (b) assuming that all consents, approvals and authorizations contemplated by Section5.5 have been obtained and all filings described therein have been made, conflict with or violate in any material respect any Law applicable to Buyer or by which Buyer’s properties are bound.

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5.4 Anti-Money Laundering.

Buyer is in compliance with the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control; (ii) such Buyer, its parents, subsidiaries, affiliated companies, officers, directors and partners, its stockholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern subject to special measures under Section 311 of the USA PATRIOT Act, Pub. L. 107-56; (iii) the funds to be used to acquire the Founder Shares are not derived from activities that contravene applicable anti-money laundering laws and regulations; (iv) such Buyer is in compliance in all material respects with applicable anti money laundering laws and regulations and has implemented anti money laundering procedures that are designed to comply with applicable anti-money laundering laws and regulations, including, as applicable, the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107 56; and (v) none of the funds to be provided by such Buyer are being tendered on behalf of a person or entity who has not been identified to such Buyer.

5.5 Governmental Authorizations and Consents.

No Governmental Consents are required to be obtained or made by Buyer in connection with the execution, delivery and performance, validity and enforceability of this Agreement or any Ancillary Documents to which it is, or is to be, a party, or the consummation by Buyer of the Contemplated Transactions.

5.6 Accredited Investor; Investment Purpose; No General Solicitation or Advertising.

Buyer is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act. Buyer is acquiring the Founder Shares solely for the purpose of investment, for Buyer’s own account and not with a view to, or for offer or resale in connection with, any distribution thereof other than in compliance with all applicable Laws, including United States federal securities Laws. Buyer agrees that the Founder Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any applicable state securities Laws, except pursuant to an exemption from such registration under the Securities Act and such Laws. Buyer did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. Buyer is able to bear the economic risk of holding its investment in the Founder Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

5.7 Information.

Buyer acknowledges that it has had the opportunity to review the SEC Reports and Buyer and its advisors, if any, have been furnished with materials relating to the business, finances and operations of the Sponsor and the SPAC and materials relating to Founder Shares sufficient in its view to enable it to evaluate its investment. Buyer and its advisors, if any, have been afforded the opportunity to ask questions as it has deemed necessary of, and to receive answers from, representatives of the Seller concerning the terms and conditions of the Contemplated Transactions and the merits and risks of investing in the Founder Shares.

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5.8 Acknowledgement of Risks.

Buyer acknowledges and understands that its investment in the Founder Shares involve a significant degree of risk, including, without limitation: (i) the SPAC may not successfully complete a business combination transaction prior to the deadline disclosed in the SEC Reports; (ii) an investment in the SPAC is speculative, and only Persons who can afford the loss of their entire investment should consider investing in the SPAC; (iii) the Buyer may not be able to liquidate its investment; (iv) transferability of the Founder Shares is extremely limited; (v) in the event of a disposition of the Founder Shares, the Buyer could sustain the loss of its entire investment; (vi) the SPAC has no paid any distributions or dividends on the Founder Shares since inception and does not anticipate the payment of dividends in the foreseeable future; and (vii) that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Founder Shares or the fairness or suitability of the investment in the Founder Shares nor have such authorities passed upon or endorsed the merits of the Contemplated Transactions.

5.9 No Inducement or Reliance; Independent Assessment.

Buyer has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Seller, the SPAC or any of their respective Affiliates, officers, managers, directors, employees, agents or Representatives (collectively, the “Company Parties”), except for the representations and warranties of the Seller and the SPAC expressly set forth in Article III and Article IV, whether or not any such representations, warranties or statements were made in writing or orally. Buyer represents and warrants that no Company Party has made, and that Buyer has not relied or is not relying upon, any representation or warranty, express or implied, oral or written, as to the accuracy or completeness of any information regarding the Companies or the Contemplated Transactions except for the representations and warranties of the Seller and the SPAC expressly set forth in Article III and Article IV, and, absent Fraud, none of the Company Parties will have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer or its Representatives, or the use by Buyer or its Representatives, of any information, including publications, any confidential information memorandum or data room information provided to Buyer or its Representatives, or any other document or information in any form provided to Buyer or its Representatives in connection with the Contemplated Transactions. Buyer acknowledges that it has inspected and conducted, to its satisfaction, its own independent investigation of the Companies and, in entering into this Agreement, Buyer has relied on the results of its own independent investigation and analysis. Buyer further represents that it has no need for liquidity in its investment in the Founder Shares for the foreseeable future and is able to bear the risks attendant to the transactions contemplated hereby for an indefinite period.

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ARTICLE VI

Covenants

6.1 Operating Expenses.

Seller shall be responsible for paying or arranging for the waiver of all costs, fees and expenses of the Sponsor and the SPAC contained on Schedule II prior to the Closing. The Buyer shall be responsible for all other ongoing costs, fees and expenses of the Sponsor and the SPAC, including, but not limited to those costs, fees and expenses contained on Schedule III. For the avoidance of doubt, neither Seller nor any of their Affiliates shall be responsible in any way for costs, fees and expenses of the SPAC after the Effective Date.

6.2 Sponsor and SPAC Transition Reporting.

(a) Immediately upon signing of this Agreement, the Buyer shall take, or shall cause the Sponsor and the SPAC to take, all commercially reasonable steps to change the address of the Sponsor and the SPAC to that of Buyer.

(b) Within four (4) Business Days after the Effective Date, the Buyer shall cause SPAC to file with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K disclosing the following in the manner required by rules promulgated by the SEC:

(i) the completion of the Contemplated Transactions;

(ii) the resignation and appointment of new officers and directors of the SPAC which have resigned or been appointed prior to such date;

(iii) the change in the SPAC’s strategy for sourcing and funding a business combination target; and

(iv) such other material information required to be publicly disclosed pursuant to the rules and regulations of the SEC and the Nasdaq stock exchange.

6.3 Public Announcements.

The initial press release regarding this Agreement and the Contemplated Transactions shall be made at such time and in such form as Buyer and the Seller agree. None of the Buyer, the Seller or the Companies (nor any of their respective Affiliates) will issue or make any prior or subsequent press release or public statement with respect to this Agreement or the Contemplated Transactions without the prior consent of the other Parties, except as may be required by Law or stock exchange listing requirements.

6.4 SPAC Shareholders Meeting.

SPAC shall duly convene and hold a meeting of its shareholders (the “Shareholders Meeting”) in accordance with the Organizational Documents of the SPAC, for the purposes of obtaining the Required SPAC Shareholder Approvals and providing the SPAC shareholders with the opportunity to elect to effectuate a redemption of Class A Shares in connection therewith.

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ARTICLE VII

Closing Conditions

7.1 Conditions to the Obligations of the Parties.

The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(i) no Order or Law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

(ii) the Required SPAC Shareholder Approvals shall have been obtained.

7.2 Conditions to the Obligations of Buyer.

The obligation of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Buyer of the following further conditions:

(i) the Fundamental Representations shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing;

(ii) the representations and warranties of set forth in Article III and Article IV (other than the Fundamental Representations) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(iii) the SPAC and the Seller shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the SPAC and the Sponsor under this Agreement at or prior to the Closing, as applicable; and

(iv) the Seller and the SPAC shall have delivered:

(A) book entry interests evidencing the Seller’s ownership of the Founder Shares set forth in Section 2.1, free and clear of all Liens, other than Permitted Liens, in a form and substance satisfactory to Buyer and an instruction from the Seller to the SPAC to cause the book entry interests evidencing the Founder Shares being sold under this Agreement to be transferred to Buyer;

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(B) written resignations of each of the officers and directors of the SPAC as identified on Schedule I attached hereto;

(C) executed Indemnification Agreement from each of the resigning officers and directors listed on Schedule I hereto;

(D) executed and delivered POAs from all holders of Class B Ordinary Shares.

(E) The Warrant Exchange Agreement in the form attached hereto as Exhibit A, duly executed by the Sponsor and the SPAC;

(F) Waivers from the underwriters of the SPAC’s initial public offering waiving their right to receive the deferred underwriting fee in its entirety pursuant to the Underwriting Agreement dated December 14, 2021; and

7.3 Conditions to the Obligations of the Seller and the SPAC.

The obligations of the Seller and the SPAC to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Seller of the following further conditions:

(i) the representations and warranties of the Buyer contained in Article V shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made on and as of the Closing (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, has not had or would not reasonably be expected to have material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby;

(ii) the Buyer shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Investor under this Agreement at or prior to the Closing;

(iii) the Buyer shall have delivered to Seller:

(A) an executed Joinder Agreement to become a party to the Letter Agreement and the Registration Rights Agreement;

(B) Executed Indemnification Agreement; and

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(C) the Buyer shall have provided evidence of the transfer of $50,000 into the Trust Account of the SPAC.

ARTICLE VIII

Miscellaneous

8.1 Expenses.

Other than as set forth in Section 6.1, all fees and expenses incurred in connection with the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Contemplated Transactions are consummated, including, but not limited to, any legal fees owed by Seller to Kirkland & Ellis International LLP in connection with the Contemplated Transactions. Any legal fees owed to Walkers LLP in connection with the Contemplated Transactions shall be divided evenly between the Seller and the Buyer.

8.2 Notices.

All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made (a) as of the date delivered, if delivered personally, (b) upon being transmitted by way of email to the email address shown in this Section 8.2; provided, that a copy must also be deposited in accordance with the procedures set forth in clauses (c) or (d) of this Section 8.2 on the same day as such transmission by email, (c) one (1) Business Day after being sent by overnight courier or delivery service, or (d) five (5) Business Days after having been deposited in the mail, certified or registered (with receipt requested) and postage prepaid, addressed at the address shown in this Section 8.2 for, or such other address as may be designated in writing hereafter by, such Party:

If to the Seller:

Attn: Patrick Hargutt

Email: patrick@stanley-capital.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis International LLP

30 St Mary Axe,

London EC3A 8AF, United Kingdom

Attn: Cedric Van den Borren

E-mail: cedric.vandenborren@kirkland.com

If to Buyer:

Atticus Ale, LLC

8 The Green

STE 15614

Dover, DE 19901

Attn: Zikang Wu

Email: ziw@oazisinc.com

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With a copy (which shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Ave

New York NY 10154

Attn: Giovanni Caruso

Email: gcaruso@loeb.com

8.3 Governing Law.

All matters relating to the interpretation, construction, validity and enforcement of this Agreement, including all claims (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement or the transactions contemplated hereby (including any claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of New York.

8.4 Entire Agreement; No Other Representations.

This Agreement, together with the exhibits hereto, the Disclosure Schedule, the Ancillary Documents and the Confidentiality Agreement, constitute the entire agreement of the Parties relating to the subject matter hereof and supersede all prior contracts or agreements, whether oral or written. To avoid doubt, the Confidentiality Agreement shall remain in full force and effect until the Closing and shall survive any termination of this Agreement.

8.5 Severability.

Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by Law, (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, and (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement.

8.6 Amendment.

This Agreement may be amended at any time, but subject to the limitations of applicable Law, only by an instrument signed by Buyer and the Seller. Any provision hereof may be waived only by an instrument signed by each Party benefited by such provision.

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8.7 Effect of Waiver or Consent.

No waiver or consent, express or implied, by any Party to or of any breach or default by any Party in the performance by such party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such Party hereunder. No single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce any right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. Failure on the part of a Party to complain of any act of any Party or to declare any Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitation period has run.

8.8 Parties in Interest; Limitation on Rights of Others.

The terms of this Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective legal Representatives, successors and permitted assigns. Nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the Parties and their respective legal Representatives, successors and permitted assigns and as expressly provided herein) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein, as a third party beneficiary or otherwise.

8.9 Assignability.

No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party, directly or indirectly (by operation of Law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that Buyer shall be entitled to assign its rights and obligations hereunder to an Affiliate or Affiliate(s).

8.10 Jurisdiction; Court Proceedings; Waiver of Jury Trial.

Any Litigation involving any Party to this Agreement arising out of or in any way relating to this Agreement shall be brought exclusively in any state or federal court located in the State of New York (together with the appellate courts thereof, the “Chosen Courts”) and each of the Parties hereby submits to the exclusive jurisdiction of the Chosen Courts for the purpose of any such Litigation. Each Party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such Litigation in any Chosen Court, (b) any claim that any such Litigation brought in any Chosen Court has been brought in an inconvenient forum and (c) any claim that any Chosen Court does not have jurisdiction with respect to such Litigation.  To the extent that service of process by mail is permitted by applicable Law, each Party irrevocably consents to the service of process in any such proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.

Each Party irrevocably and unconditionally waives any right to a trial by jury in any Litigation arising out of or relating to this Agreement or the Contemplated Transactions, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise, and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the Parties irrevocably to waive its right to trial by jury in any Litigation and that any Litigation relating to this Agreement or the Contemplated Transactions shall instead be tried in a court of competent jurisdiction by a judge sitting without a jury.

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8.11 No Other Duties.

The only duties and obligations of the Parties under this Agreement are as specifically set forth in this Agreement, and no other duties or obligations shall be implied in fact, law or equity, or under any principle of fiduciary obligation.

8.12 Reliance on Counsel and Other Advisors.

Each Party has consulted such legal, financial, technical or other expert as it deems necessary or desirable before entering into this Agreement. Each Party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

8.13 Specific Performance.

The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in addition to any other remedies, each Party shall be entitled to enforce the terms of this Agreement by a decree of specific performance.

8.14 Release.

(a) Release of Seller.  Each of SPAC and Buyer, for itself and each of its direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, members, shareholders and assigns (collectively the “SPAC and Buyer Releasors”), hereby (i) releases, acquits and forever discharges the resigning directors and officer listed on Schedule I and Seller and each of its direct and indirect affiliates, parents, subsidiaries, subdivisions, successors, predecessors, members, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (the parties so released, herein each a “Seller Releasee” and collectively, the “Seller Releasees”) of and from any and all causes of actions, claims, suits, liens, losses, damages, judgments, demands, liabilities, rights, obligations, costs, expenses, and attorneys’ fees of every nature, kind and description whatsoever, at law or in equity, whether individual, class or derivative in nature, whether based on federal, state or foreign law or right of action, mature or unmatured, accrued or not accrued, known or unknown, fixed or contingent, which the SPAC and Buyer Releasors ever had, now have or hereafter can, shall or may have against any Seller Releasees relating to the SPAC that accrued or may have accrued prior to the date hereof (collectively, the “Seller Released Claims”) and (b) covenants not to institute, maintain or prosecute any action, claim, suit, complaint, proceeding or cause of action or any kind to enforce any of the Seller Released Claims; provided that nothing contained in this Section 8.14(a) shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any Person with respect to claims involving (x) Fraud, (y) gross negligence and (z) willful misconduct of a Seller Releasee with regard to any representation or warranty or the breach of any covenant of a Seller Releasee under this Agreement or the Ancillary Documents.  In any litigation arising from or related to an alleged breach of this Section, this Agreement may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence. Each SPAC and Buyer Releasor expressly covenants and agrees that the release granted by it in this Section shall be binding in all respects upon the SPAC and Buyer Releasors and shall inure to the benefit of the successors and assigns of the Seller Releasees, and agrees that the Seller Releasees shall have no further liabilities or obligations to the SPAC and Buyer Releasors, except as provided in this Agreement. Excluded from the foregoing releases are any claims relating to or arising from the enforcement of this Agreement.

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Release of Buyer.  Seller, for itself and each of its direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, members, shareholders and assigns (collectively the “Seller Releasors”), hereby (i) releases, acquits and forever discharges Buyer and each of its direct and indirect affiliates, parents, subsidiaries, subdivisions, successors, predecessors, members, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (the parties so released, herein each a “Buyer Releasee” and collectively, the “Buyer Releasees”) of and from any and all causes of actions, claims, suits, liens, losses, damages, judgments, demands, liabilities, rights, obligations, costs, expenses, and attorneys’ fees of every nature, kind and description whatsoever, at law or in equity, whether individual, class or derivative in nature, whether based on federal, state or foreign law or right of action, mature or unmatured, accrued or not accrued, known or unknown, fixed or contingent, which the Seller Releasors ever had, now have or hereafter can, shall or may have against any Buyer Releasees by reason of any matter, cause or thing whatsoever relating to the SPAC (collectively, the “Buyer Released Claims”) and (ii) covenants not to institute, maintain or prosecute any action, claim, suit, complaint, proceeding or cause of action or any kind to enforce any of the Buyer Released Claims; provided that nothing contained in this Section 8.14(b) shall release, waive, discharge, relinquish or otherwise affect the rights or obligations of any Person with respect to claims involving (x) Fraud, (y) gross negligence and (z) willful misconduct of a Buyer Releasee with regard to any representation or warranty or the breach of any covenant of a Buyer Releasee under this Agreement or the Ancillary Documents.  In any litigation arising from or related to an alleged breach of this Section, this Agreement may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence. Each Seller Releasor expressly covenants and agrees that the release granted by it in this Section shall be binding in all respects upon the Seller Releasors and shall inure to the benefit of the successors and assigns of the Buyer Releasees, and agrees that the Buyer Releasees shall have no further liabilities or obligations to the Seller Releasors, except as provided in this Agreement. Excluded from the foregoing releases are any claims relating to or arising from the enforcement of this Agreement.

8.15 Counterparts.

This Agreement may be executed in any number of counterparts (including counterparts transmitted via facsimile or in .pdf, DocuSign or similar format) with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

8.16 Further Assurance.

If at any time after the Closing any further action is necessary or desirable to fully effect the Contemplated Transactions, the Parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

BUYER:

ATTICUS ALE, LLC

By:	/s/ Zikang Wu
Name:	Zikang Wu
Title:	MAnager

SELLER:

HEALTHCARE AI ACQUISITION LLC

By:	/s/ Simon Lyall-Cottle
Name:	Simon Lyall-Cottle
Title:	Chief Executive Officer

HEALTHCARE AI ACQUISITION CORP.

By:	/s/ Simon Lyall-Cottle
Name:	Simon Lyall-Cottle
Title:	Chief Executive Officer

[Signature Page to Share Purchase Agreement]

EXHIBIT A

Warrant Exchange Agreement

EXHIBIT B

Joinder Agreement

EXHIBIT C

Indemnification Agreement

EXHIBIT D

Power of Attorney

SCHEDULE I

List of Resigning Officers and Directors

Patrick Hargutt Chief Financial Officer and Director

Simon Cottle Chief Executive Officer and Director

James Brooks Director
Greg Caswill Director

Robert Piconi Director
Xavier Flinois Director

Elizabeth Weymouth

Director

Elizabeth Weymouth

SCHEDULE II

Seller Expenses

Seller shall be responsible for the settlement of the following payables from the balance cash available in the SPAC

Service Provider Name	Invoices Billed through June 7, 2023
Continental	$4,967.88
Calabrese	$12,167.28
Marcum	$20,600
Calabrese	$6,000
HCAI	$3,912.19
DFIN	$1,085
SCP	$907

TOTAL	$49,639.35

Schedule III

Buyer Expenses

Acquiror shall be responsible for the settlement of the following –

(A) SPAC Payables outstanding as of June 7, 2023

Service Provider Name	Estimated Amount of Invoice/Expense as of June 7 2023
Discount Edgar & XBRL	$4,000
Advantage Proxy, Inc.	$8,500
Broadridge	$3,000
Clear Trust	$15,000
TOTAL	$30,500

*Amount as per EXTENSION PROXY  and may vary as of June 7, 2023.

(B) Any other invoices related to ongoing services in relation to the operations of the SPAC post June 7, 2023.